EXHIBIT 23.1
                                                                    ------------

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-64072, 333-29999, 333-70815, 333-84837,
333-40332  and  333-99447)  and  on  Forms  S-3  (No  333-99413,  333-86834  and
333-82354) of Genus, Inc. of our report dated March 11, 2004, relating to financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 11, 2004 relating to the financial statement schedule, which appears in this Form 10-K.


/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers  LLP
San Jose, California
March 12, 2004



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